SUB-INVESTMENT ADVISORY AGREEMENT


     This AGREEMENT, made as of this /s/20th day of /s/March, 1996, by and between Marquette Trust Company, a trust company organized under the laws of the State of Minnesota (the "Adviser") and Voyageur Fund Managers, Inc., a Minnesota corporation (the "Sub-Adviser").

     WHEREAS, Voyageur Funds Inc., a Minnesota corporation (the "Company"), on behalf of Voyageur Financial Institutions ("VFI") Intermediate Duration Portfolio and the VFI Core Portfolio, separately managed series of the Company (each a "Fund" and, collectively, the "Funds"), has appointed the Adviser as the Funds' investment adviser pursuant to an Investment Advisory and Management Agreement dated as of /s/March 20, 1996 (the "Advisory Agreement");

     WHEREAS, pursuant to the terms of the Advisory Agreement, the Adviser desires to appoint the Sub-Adviser as sub-adviser to the Funds, and the Sub-Adviser is willing to act in such capacity upon the terms set forth herein; and

     WHEREAS, pursuant to the terms of the Advisory Agreement, the Company has approved the appointment of the Sub-Adviser as the sub-adviser for the Funds.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Adviser and the Sub-Adviser agree as follows:

     1. The Adviser hereby employs the Sub-Adviser to serve as sub-adviser with respect to the assets of the Funds and to perform the services hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees, for the compensation herein provided, to assume all obligations herein set forth and to bear all expenses of its performance of such obligations (but no other expenses). The Sub-Adviser shall not be required to pay expenses of the Funds, including, but not limited to, fees of the directors who are not employees of the investment adviser or subadviser of any series of the Company or of any affiliate of any such investment adviser or sub-adviser, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of redemption of shares, expenses of the issue and sale of shares (to the extent not borne by Voyageur Fund Distributors, Inc. (the "Underwriter") under its agreement with such Fund), expenses of printing and mailing stock certificates representing shares of such Fund, association membership dues, charges of such Fund's custodian, and bookkeeping, auditing and legal expenses. Each Fund will also pay the fees and bear the expense of registering and maintaining the registration of such Fund and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses, reports and statements to shareholders. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise) have no authority to act for or on behalf of either Fund in any way or otherwise be deemed an agent of either Fund.

     2. The Sub-Adviser shall direct the investment of each Fund's assets in accordance with applicable law and the investment objectives, policies and restrictions set forth in the respective Fund's then effective Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended, including the Prospectus and Statement of Additional Information of the Fund contained therein, subject to the supervision of the Company, its officers and directors, and the Adviser, in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Directors of the Company and communicated by the Adviser to the Sub-Adviser and subject to such further reasonable limitations as the Adviser may from time to time impose by written notice to the Sub-Adviser.

     3. The Sub-Adviser shall formulate and implement a continuing program for the management of the Funds' assets and resources. The Sub-Adviser shall amend and update such program from time to time as financial and other economic conditions warrant. The Sub-Adviser shall make all determinations with respect to the investment of the assets of the Funds and shall take such steps as may be necessary to implement the same, including the placement of purchase and sale orders on behalf of the Funds.

     4. The Sub-Adviser shall furnish such reports to the Adviser as the Adviser may reasonably request for the Adviser's use in discharging its obligations under the Advisory Agreement, which reports may be distributed by the Adviser to the Company at periodic meetings of the Company's Board of Directors and at such other times as may be reasonably requested by the Company's Board of Directors. Copies of all such reports shall be furnished to the Adviser for examination and review within a reasonable time prior to the presentation of such reports to the Company's Board of Directors.

     5. The Sub-Adviser shall select the brokers and dealers that will execute the purchases and sales of portfolio securities for the Funds and markets on or in which such transactions will be executed and shall place, in the name of the respective Funds or their nominees, all such orders.

     (a) When placing such orders, the Sub-Adviser shall use its best efforts to obtain the best available price and most favorable and efficient execution for the Funds. Where best price and execution may be obtained from more than one broker or dealer, the Sub-Adviser may, in its discretion, purchase and sell securities through brokers or dealers who provide research, statistical and other information to the Sub-Adviser. It is understood that such services may be used by the Sub-Adviser for all of its investment advisory accounts and accordingly, not all such services may be used by the Sub-Adviser in connection with the Funds.

     It is understood that certain other clients of the Sub-Adviser may have investment objectives and policies similar to those of the respective Funds and that the Sub-Adviser may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with a Fund. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, the Sub-Adviser shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by the Sub-Adviser to the accounts involved, including the applicable Fund. When two or more of the clients of the Sub-Adviser (including either Fund) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

     (b) The Sub-Adviser agrees that it will not purchase or sell securities for either Fund in any transaction in which it, the Adviser or any "affiliated person" of the Company, the Adviser or Sub-Adviser or any affiliated person of such "affiliated person" is acting as principal; provided, however, that the Sub-Adviser may effect transactions for a Fund pursuant to Rule 17a-7 under the 1940 Act in compliance with such Fund's then-effective policies concerning such transactions.

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions for either Fund with a broker or dealer which is an "affiliated person" of the Company, the Adviser or the Sub-Adviser or an "affiliated person" of such an "affiliated person" without the prior written consent of the Adviser. In effecting any such transactions with the prior written consent of the Adviser, the Sub-Adviser shall comply with Section 17(e)(1) of the 1940 Act, other applicable provisions of the 1940 Act, if any, the then-effective Registration Statement of the Funds under the Securities Act of 1933, as amended, and the Funds' then effective policies concerning such transactions.

     (d) The Sub-Adviser shall promptly communicate to the Adviser and, if requested by the Adviser, to the Company's Board of Directors, such information relating to portfolio transactions as the Adviser may reasonably request. The parties understand that the respective Funds shall bear all brokerage commissions in connection with purchases and sales of portfolio securities for such Fund and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

     6. The Sub-Adviser may (at its cost except as contemplated by paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing the Sub-Adviser, the Adviser or the Funds with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Adviser or the Funds, or in the discharge of the Sub-Adviser's overall responsibilities with respect to the other accounts which it serves as investment manager or investment adviser.

     7. The Sub-Adviser shall cooperate with and make available to the Adviser, each Fund and any agents engaged by either Fund, the Sub-Adviser's expertise relating to matters affecting the respective Funds.

     8. For the services to be rendered under this Agreement, and the facilities to be furnished for each fiscal year of each Fund, the Adviser shall pay to the Sub-Adviser a monthly management fee of 50% of the fee payable to the Adviser pursuant to the Advisory Agreement with respect to such month.

     9. The Sub-Adviser shall share with the Adviser the costs of assisting each Fund in complying with all applicable state expense limitations by waiving its rights to receive its sub-advisory fees in an amount which bears the same ratio to total fee reductions absorbed by the Adviser under its Advisory Agreement with the respective Fund as sub-advisory fees which the Sub-Adviser would otherwise be entitled to receive during the applicable period bears to advisory fees which the Adviser would be entitled to receive during such period had such Fund not exceeded state expense limitations.

     10. The Sub-Adviser represents, warrants and agrees that:

     (a) The Sub-Adviser is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and is currently in compliance and shall at all times continue to comply with the requirements imposed upon it by the Advisers Act and other applicable laws and regulations. The Sub-Adviser agrees to (i) supply the Adviser with such documents as the Adviser may reasonably request to document compliance with such laws and regulations and
(ii) immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to any applicable law or regulation.

     (b) The Sub-Adviser will maintain, keep current and preserve on behalf of the Company all records required or permitted by the 1940 Act in the manner provided by such Act. The Sub-Adviser agrees that such records are the property of the Fund, and will be surrendered to the Company promptly upon request.

     (c) The Sub-Adviser will complete such reports concerning purchases or sales of securities on behalf of the Sub-Adviser as the Adviser may from time to time require to document compliance with the 1940 Act, the Advisers Act, the Internal Revenue Code, applicable state securities laws, and other applicable laws and regulations of regulatory and taxing authorities in countries other than the United States.

     (d) After filing with the Securities and Exchange Commission any amendment to its Form ADV, the Sub-Adviser will promptly furnish a copy of such amendment to the Adviser.

     (e) The Sub-Adviser will immediately notify the Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or any other applicable statute or regulation.

     11. The Adviser represents, warrants and agrees that:

     (a) It has been duly authorized by the Board of Directors of the Company to delegate to the Sub-Adviser the provision of the services contemplated hereby.

     (b) The Adviser and the Company are currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser and the Company by applicable law and regulations.

     12. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by either Fund or its respective shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

     13. This Agreement shall become effective with respect to each Fund on the effective date of the post-effective amendment to the Company's Registration Statement on Form N1-A first registering shares of the Funds. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of a Fund shall mean the lesser of (i) the vote of 67% or more of the voting shares of such Fund present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's outstanding voting shares are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting shares of such Fund.

     Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect with respect to each Fund for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the applicable Fund, and (ii) by the vote of a majority of the directors of the Company who are not parties to this Agreement or "interested persons", as defined in the Act, of the Adviser, the Sub-Adviser or the Company, cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated with respect to either Fund at any time, without the payment of any penalty (a) by the vote of the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding shares of the respective Fund, upon 60 days' written notice to the Adviser and the Sub-Adviser, (b) by the Adviser, upon 60 days' written notice to the Sub-Adviser and the Fund, or (c) by the Sub-Adviser, upon 60 days' written notice to the Adviser and the Fund. Any such termination may be made effective with respect to both the investment advisory and management services provided for in this Agreement or with respect to either of such kinds of services. This Agreement shall automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940 and the rules thereunder, provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the Staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter. This Agreement shall automatically terminate with respect to a Fund upon completion of the dissolution, liquidation and winding up of such Fund.

     14. No amendment to or modification of this Agreement shall be effective with respect to a Fund unless and until approved by the vote of a majority of the outstanding shares of such Fund.

     15. This Agreement shall be binding upon, and inure to the benefit of, the Adviser and the Sub-Adviser, and their respective successors.

     16. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date indicated by their officers thereunto duly authorized in multiple counterparts, each of which shall be an original but all of which shall constitute one of the same instrument.

                                        MARQUETTE TRUST COMPANY



Date: /s/03/20/96                       By: /s/Craig W. Huntley
                                            ------------------------------
                                               Craig W. Huntley

                                          Title: /s/President
                                                 -------------------------
                                                    President


                                        VOYAGEUR FUND MANAGERS, INC.



Date: /s/03/20/96                       By: /s/John G. Taft
                                            ------------------------------
                                               John G. Taft

                                          Title: /s/ Presient
                                                 -------------------------
                                                     Presdient